Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2001

(To Prospectus filed on November 30, 2000)



                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                              ____________________

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.

                                                                Shares to be
                                                              Offered for the
               Selling Stockholders                         Selling Stockholder
-------------------------------------------------          ---------------------

The Capital Group Companies Charitable Foundation                  4,412

Moti Jiandani & Soni Jiandani TTEES the Moti
  & Soni Jiandani Family Trust                                     6,718